Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-182935, 333-37878); and on Form S-3 (Registration No. 333-114483, 333-175054) of our report dated March 17, 2015, with respect to the consolidated financial statements of TOR Minerals International, Inc. and Subsidiaries as of  December 31, 2014, and for the year then ended included in this Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ BDO USA, LLP

BDO USA, LLP
Houston, Texas
March 17, 2015